Exhibit 3(o)

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
POWER TRENDS, INC.
WITH AND INTO
TEXAS INSTRUMENTS INCORPORATED

Pursuant to Section 253 of the
General Corporation of Law
of the State of Delaware

Texas Instruments Incorporated, a Delaware corporation (the "Company"), does hereby certify to the following facts relating to the merger (the "Merger")
of Power Trends, Inc., an Illinois corporation (the "Subsidiary"), with and into the Company, with the Company remaining as the surviving corporation:

FIRST: The Company is incorporated pursuant to the General Corporation Law of the State of Delaware (the "DGCL"). The Subsidiary is incorporated pursuant to the laws of the State of Illinois.

SECOND: The Company owns all of the outstanding shares of each class of capital stock of the Subsidiary.

THIRD: The Board of Directors of the Company, by the following resolutions duly adopted at a meeting of the Board on April 18, 2001, determined to merge the Subsidiary with and into the Company pursuant to Section 253 of the DGCL:

RESOLVED, that the Board of Directors of the Company has deemed it advisable that Power Trends, Inc. (the "Subsidiary") be merged with and into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware and Section 11.30 of the Illinois Business
Corporation Act; and it is

FURTHER RESOLVED, that the Subsidiary be merged with and into the
Company (the "Merger"); and it is

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Company shall remain unchanged and continue to remain outstanding as one share of common stock of the Company, held by the person who was the holder of such share of common stock of the Company immediately prior to the Merger; and it is

FURTHER RESOLVED, that by virtue of the Merger and without any action on the part of the holder thereof, each then outstanding share of common stock of the Subsidiary shall be cancelled and no consideration shall be issued in respect thereof; and it is

FURTHER RESOLVED, that the appropriate officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, Articles of Merger for the purpose of effecting the merger and to file the same in the office of the Secretary of State of the State of Illinois; and it is

FURTHER RESOLVED, that the appropriate officers of the Company be and they hereby are authorized and directed to make, execute and acknowledge, in the name and under the corporate seal of the Company, a Certificate of
Ownership and Merger for the purpose of effecting the Merger and to file the same in the office of the Secretary of State of the State of Delaware, and to do all other acts and things that may be necessary to carry out and effectuate the purpose and intent of the resolutions relating to the
Merger; and it is

FURTHER RESOLVED, that the Merger shall be effective on May 31, 2001; and
it is

FURTHER RESOLVED, that the appropriate officers of the Company be, and each hereby is, authorized on behalf of the Company to do all things and to take any other actions in furtherance of the foregoing resolutions as such officer may deem necessary or appropriate.

FOURTH: The Company shall be the surviving corporation of the Merger.

FIFTH: The Restated Certificate of Incorporation of the Company as in
effect Immediately prior to the effective time of the Merger shall be the
Certificate of Incorporation of the surviving corporation.

IN WITNESS WHEREOF, the Company has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer this 31st day of May,
2001.

TEXAS INSTRUMENTS INCORPORATED

By: /s/ CYNTHIA H. HAYNES
---------------------
Name: Cynthia H. Haynes
Office: Vice President and Assistant
Secretary